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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference (i) in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-37067 and 333-05565) and (ii) in the Registration Statements on Form S-8 (Nos. 333-33819, 33-84606 and 33-74562) of Developers Diversified Realty Corporation of our report dated February 12, 1998 appearing on page F-2 of this Form 10-K.


PRICE WATERHOUSE LLP
Cleveland, Ohio
March 31, 1998